                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                       AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it
                was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                       445 MARINE VIEW AVENUE, SUITE 230
                           DEL MAR, CALIFORNIA 92014

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 2001

                            ------------------------

Dear Stockholder:

    You are invited to attend the Annual Meeting of the Stockholders of American Residential Investment Trust, Inc. ("American Residential"), which will be held on June 7, 2001, at 10:00 a.m. at the San Diego Marriott Hotel, La Jolla, for the following purposes:

    1. To elect two Class I directors, each to hold office for a three-year term and until their respective successors are elected and qualified. Management has nominated the following persons for election at the meeting: H. James Brown and Ray McKewon.

    2.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on May 2, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

                                          By order of the Board of Directors,

                                          CLAY STRITTMATTER
                                          SECRETARY

Del Mar, California
April 30, 2001


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 2001

                               TABLE OF CONTENTS

GENERAL INFORMATION.                                            1
EXECUTIVE COMPENSATION AND OTHER MATTERS....................    6

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS ON EXECUTIVE COMPENSATION.......................   10

REPORT OF THE AUDIT COMMITTEE...............................   12

PRINCIPAL ACCOUNTING FIRM FEES..............................   13

COMPARISON OF STOCKHOLDER RETURN............................   14

ELECTION OF DIRECTORS.......................................   15

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   15

TRANSACTION OF OTHER BUSINESS...............................   15

APPENDIX A..................................................   16

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                       445 MARINE VIEW AVENUE, SUITE 230
                           DEL MAR, CALIFORNIA 92014

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

    The accompanying proxy is solicited by the Board of Directors of American Residential Investment Trust, Inc., a Maryland corporation ("American Residential"), for use at the Annual Meeting of Stockholders to be held June 7, 2001, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 30, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

    ANNUAL REPORT. An annual report on Form 10-K for the fiscal year ended December 31, 2000, is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on May 2, 2001 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 7,959,900 shares of common stock, $0.01 par value, of American Residential issued and outstanding. Stockholders may vote in person or in proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. American Residential's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum.

    SOLICITATION OF PROXIES. The expenses incurred in connection with soliciting proxies will be borne by American Residential. American Residential will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of American Residential registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. American Residential may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, American Residential has engaged the services of American Stock Transfer and Trust Company to solicit proxies. American Residential will pay a fee for such services, which it reasonably expects to be no more than $1,000.

    VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director and the proposals contained in this Proxy Statement and at the discretion of the proxy holders on any other matter that comes before the meeting. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery to the Secretary of American Residential of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth certain information, as of April 7, 2001, with respect to the beneficial ownership of American

Residential's common stock by (i) all persons known by American Residential to be the beneficial owners of more than 5% of the outstanding common stock of American Residential, (ii) each director and director-nominee of American Residential, (iii) each executive officer of American Residential named in the Summary Compensation Table, and (iv) all executive officers and directors of American Residential as a group.

                                                             SHARES OWNED(2)
                                                        -------------------------
                                                         NUMBER     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                 OF SHARES     CLASS(3)
---------------------------------------                 ---------   -------------
MDC REIT Holdings, LLC(4).............................  1,600,000       20.1%
Howard Amster(5)......................................    687,500        8.6
H. James Brown(6).....................................     23,009          *
Ray McKewon(6)........................................     23,250          *
Richard T. Pratt(6)...................................     30,800          *
Mark J. Riedy(6)......................................     27,500          *
David E. De Leeuw(7)..................................     14,500          *
John M. Robbins(8)....................................    414,653        5.0
Jay M. Fuller(8)......................................    351,600        4.2
Judith Berry(9).......................................    109,980        1.4
Lisa S. Faulk(10).....................................     70,000          *
Randall A. Myres(11)..................................     55,000          *
All Directors and Executive Officers as a group
  (10 persons)(7)(8)(12)..............................  1,120,292       12.7

------------------------

  * Represents less than 1% of the outstanding shares of American Residential's common stock.

 (1) Unless otherwise indicated, the address for each person or entity named below is c/o American Residential Investment Trust, Inc., 445 Marine View Avenue, Suite 230, Del Mar, California, 92014.

 (2) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (3) Calculated on the basis of 7,959,900 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of April 7, 2001, are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options.

 (4) The address for MDC REIT Holdings, LLC ("Holdings") is 445 Marine View Avenue, Suite 230, Del Mar, CA 92014. Home Asset Management Corp. (the "Manager") is the managing member of Holdings pursuant to an operating agreement. Accordingly, the Manager may be deemed to have voting control of the shares of American Residential's common stock held by Holdings with respect to ordinary and usual matters. Transactions which could result in the disposition of the shares of American Residential's common stock by Holdings require the approval of the members of Holdings having membership interests which constitute more than 80% of all membership interests. No single member or group of affiliated members of Holdings holds 80% of the membership interests of Holdings. The shares of American Residential's common stock held by Holdings have been pledged as collateral to certain entities affiliated with TCW/Crescent Mezzanine, L.L.C.

 (5) This information is from the Schedule 13D filed on September 17, 1998 by Mr. Amster. Mr. Amster's address is 23811 Chagrin Blvd., #200, Beachwood, OH 44122-5525. Mr. Amster has sole voting power of 607,500 shares and shared voting power of 23,800 shares. Ramat

     Securities Ltd. owns 80,000 shares and Mr. Amster is 83% owner of Ramat Securities. Mr. Amster disclaims beneficial ownership of the following shares which are not included in the Beneficial Ownership table: 4,800 shares held by Tamara F. Gould IRA, Mr. Amster and Tamara Gould are husband and wife; 65,200 shares held by Gould Trading Company, which is 100% owned by Tamara Gould; 3,600 shares held by Amster Ltd. Partnership, of which Mr. Amster is a General Partner; 11,600 shares held by Amster Trading Co. Charitable Remainder Unitrust, of which Mr. Amster has the right to change the trustee; 8,200 shares held by Howard M. Amster Charitable Remainder Unitrust, of which Mr. Amster has the right to change the trustee; and 400 shares held by Pleasant Lake Apt. Ltd. Partnership, of which Mr. Amster is the President.

 (6) Includes 22,500 shares of common stock issuable upon exercise of options exercisable within 60 days of April 7, 2001.

 (7) Mr. De Leeuw is also a director of the Manager. He disclaims beneficial ownership of the shares of American Residential's common stock held by Holdings. See Note 4 above.

 (8) Includes 295,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 7, 2001. Mr. Robbins and Mr. Fuller are directors of the Manager. They each disclaim beneficial ownership of the shares of American Residential's common stock held by Holdings. See Note 4 above.

 (9) Includes 100,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 7, 2001.

 (10) Includes 70,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 7, 2001.

 (11) Includes 35,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 7, 2001.

 (12) Includes 885,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 7, 2001.

    DIRECTORS. The table below sets forth certain information, as of April 7, 2001, with respect to age and background of American Residential's directors, including the Class I nominees to be elected at this meeting.

                                                   POSITION WITH AMERICAN                          DIRECTOR
NAME                                                     RESIDENTIAL                      AGE       SINCE
----                                   -----------------------------------------------  --------   --------
CLASS I DIRECTORS TO BE ELECTED AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS:

H. James Brown.......................                     Director                         60        1997

Ray McKewon..........................                     Director                         52        1997

CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS:

David E. De Leeuw....................                     Director                         56        1997

Richard T. Pratt.....................                     Director                         64        1997

CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS:

John M. Robbins......................  Chairman of the Board, Chief Executive Officer
                                                        and Director                       53        1997

Jay M. Fuller........................  President, Chief Operating Officer and Director     50        1997

Mark J. Riedy........................                     Director                         58        1997

    JOHN M. ROBBINS has served as Chairman of the Board of Directors of American Residential (the "Board") and Chief Executive Officer and Director of American Residential since its formation in February 1997. Prior to joining American Residential, Mr. Robbins was Chairman of the Board of Directors of American Residential Mortgage Corporation ("AMRES Mortgage") from 1990 until 1994 and President of AMRES Mortgage from the time he co-founded it in 1983 until 1994. He also served as Executive Vice President of Imperial Savings Association from 1983 to 1987. Mr. Robbins has worked in the mortgage banking industry since 1973. Mr. Robbins has served two terms on the Board of Governors and the Executive Committee of the Mortgage Bankers Association of America, and has served on FNMA's National Advisory Board. Mr. Robbins also serves as a director of Garden Fresh Restaurant Corporation and the University of San Diego.

    JAY M. FULLER has served as President, Chief Operating Officer and Director of American Residential since its formation in February 1997. Prior to joining American Residential, Mr. Fuller served as President of Victoria Mortgage from 1995 to 1996. Mr. Fuller was an Executive Vice President and Chief Administration Officer of AMRES Mortgage from 1985 to 1994 and Senior Vice President from 1983 to 1985. In these capacities, at various times, Mr. Fuller was responsible for, among other things, mortgage loan originations and servicing for AMRES Mortgage. Mr. Fuller has worked in the mortgage banking industry continuously since 1975. Mr. Fuller currently serves on the Board of Santa Fe Christian Schools.

    MARK J. RIEDY, PH.D. is currently employed as the Ernest W. Hahn Professor of Real Estate Finance at the University of San Diego. In such capacity, he teaches courses in real estate finance. Prior to his employment at the University, Dr. Riedy served as President and Chief Executive Officer of the National Council of Community Bankers in Washington, D.C. from 1988 to 1992. From 1987 to 1988, Dr. Riedy served as President and Chief Operating Officer of the J. E. Robert Companies. Dr. Riedy was President, Chief Operating Officer and Director of the Federal National Mortgage Association from 1985 to 1986.
Dr. Riedy currently serves as a director of Pan Pacific Retail Properties, Inc. and two other private companies.

    H. JAMES BROWN, PH.D. has served as the President and Chief Executive Officer of the Lincoln Institute of Land Policy since 1996, an educational institution formed to study and teach land policy, including land economics and land taxation. Prior to 1996, Dr. Brown was a professor at the Kennedy School of Government at Harvard University from 1970 to 1996. During his tenure at Harvard University, Dr. Brown served as a director of the Joint Center Housing Studies, Chairman of the City and Regional Planning Program and as Director of the State, Local and Intergovernmental Center at Harvard University and MIT/Harvard University Joint Center for Urban Studies. In addition, Dr. Brown has served as a Managing Partner of Strategic Property Investments, Inc., a company specializing in real estate asset management from 1988 to 1991. Dr. Brown also serves as a director of Building Materials Holding Company, a distributor and retailer of building materials.

    RAY MCKEWON is a co-founder and Executive Vice President of Accredited Home Lenders, a mortgage banking firm founded in 1990 which specializes in sub-prime credit. From 1980 to 1990, Mr. McKewon was a managing partner of the Enterprise Management Company, a venture capital firm that he co-founded and which provided capital to companies including Dura Pharmaceuticals, Cytotech (sold to Quidel), Impulse Enterprise, McKewon & Timmins (sold to First Affiliated), Garden Fresh Restaurants, Intelligent Images (merged into and renamed Darox) and Sunward Technology (merged into Read-Rite).

    DAVID E. DE LEEUW has served as a Director of American Residential since its formation in February 1997. Mr. De Leeuw is a co-founder and a Managing Director of McCown De Leeuw & Co., Inc., a private equity firm that buys and builds middle-market companies in partnership with management teams. Prior to co-founding McCown De Leeuw & Co. in 1984, Mr. De Leeuw was employed by Citibank as Vice President and Deputy Head of the Merger and Acquisition Department and as Head of the Leveraged Acquisition Unit. Mr. De Leeuw currently serves as a Vice-Chairman of Aurora Foods, Inc. and several private companies.

    RICHARD T. PRATT, PH.D. currently serves as Chairman of Richard T. Pratt Associates, a position he has held since 1992, performing consulting activities, including strategic studies for the Federal Home Loan Mortgage Corporation, on-site consulting for the Housing Section Perform Project in Russia and Kazakhstan for the U.S. Agency for International Development and various strategic consultations for private sector institutions. Dr. Pratt also held the position of Professor of Finance at the David Eccles School of Business at the University of Utah from 1966 to 1998, when he retired. From 1983 to 1991, Dr. Pratt served as Chairman of Merrill Lynch Mortgage, Inc., a subsidiary of Merrill Lynch & Company. From 1991 to 1994, Dr. Pratt served as Managing Director of the Financial Institutions Group of Merrill Lynch. Dr. Pratt was Chairman of the Federal Home Loan Mortgage Corporation from 1981 to 1983, and served as Chairman of the Federal Savings and Loan Insurance Corporation from 1981 to 1983.

BOARD OF DIRECTOR'S MEETINGS AND COMMITTEES

    During the fiscal year ended December 31, 2000, the Board held ten meetings. Each director serving on the Board in fiscal year 2000 attended at least 75% of the total number of meetings of the Board and all of the committees of the Board on which he served, with the exception of H. James Brown and Ray McKewon.

    American Residential does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

    The Audit Committee's function is to review with American Residential's independent auditors and management, the annual financial statements and independent auditors' opinion, review the scope and results of the examination of American Residential's financial statements by the independent auditors, approve all professional services performed by the independent auditors and related fees, recommend the retention of the independent auditors to the Board and periodically review American Residential's accounting policies and internal accounting and financial controls. The members of the Audit Committee for fiscal 2000 were H. James Brown, David E. De Leeuw and Ray McKewon. During the fiscal year ended December 31, 2000, the Audit Committee held one meeting. For additional information concerning the Audit Committee, see "REPORT OF THE AUDIT COMMITTEE."

    The Compensation Committee's function is to review salary and bonus levels and approve stock option grants for American Residential's executive officers. The members of the Compensation Committee for fiscal 2000 were David E. De Leeuw, Richard T. Pratt and Mark J. Riedy. During the fiscal year ended December 31, 2000, the Compensation Committee held no meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the compensation of the Chief Executive Officer of American Residential and each of American Residential's four other most highly compensated executive officers (the "Named Executive Officers"), for services rendered in all capacities to American Residential during the fiscal year ended December 31, 1998, December 31, 1999 and December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                         ------------
                                                            ANNUAL COMPENSATION           SECURITIES
                                                     ---------------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                               SALARY(1)         BONUS(2)     OPTIONS/SARS
---------------------------                          -------------------   -----------   ------------
John M. Robbins ...................................    2000     $395,200   $      0               0
  CEO and Chairman of the Board of Directors           1999     $397,183   $      0          75,000
                                                       1998     $396,479   $      0               0

Jay M. Fuller .....................................    2000     $297,822   $      0               0
  President and Chief Operating Officer                1999     $298,201   $      0          75,000
                                                       1998     $289,503   $      0               0

Judith Berry(3) ...................................    2000     $225,461   $112,500(4)            0
  Chief Financial Officer                              1999     $121,875   $166,875(4)      100,000

Lisa S. Faulk .....................................    2000     $160,000   $      0               0
  Senior Vice President, Operations                    1999     $121,250   $ 64,789(5)       20,000
                                                       1998     $111,354   $      0               0

Randall A. Myres(6) ...............................    2000     $125,090   $      0               0
  Senior Vice President, Chief Information Officer     1999     $ 57,292   $ 10,000          35,000

------------------------

(1) All base salary amounts are paid directly by American Residential and reimbursed to American Residential by the Manager pursuant to a Management Agreement. See "Certain Relationships and Related Transactions."

(2) Bonus amounts were paid directly by American Residential and reimbursed to American Residential by the Manager pursuant to a Management Agreement. Bonuses are paid solely in the discretion of the board of directors of the Manager.

(3) Ms. Berry joined American Residential in June 1999.

(4) Ms. Berry received a performance bonus of $112,500 in 2000 and a signing bonus of $54,375 and a performance bonus of $112,500 in 1999.

(5) Ms. Faulk received a signing bonus of $21,789 and a performance bonus of $43,000.

(6) Mr. Myres joined American Residential in July 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

    No options to purchase American Residential's common stock were granted during the fiscal year ended December 31, 2000 to the Named Executive Officers.

    The following table provides information with respect to unexercised options held as of December 31, 2000, by the Named Executive Officers.

                        AGGREGATED OPTION/SAR EXERCISES
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED
                                                             OPTIONS/SARS
                                                         AT DECEMBER 31, 2000
                                                      ---------------------------
NAME                                                  EXERCISABLE   UNEXERCISABLE
----                                                  -----------   -------------
John M. Robbins.....................................  295,000(2)        0(2)
Jay M. Fuller.......................................  295,000(2)        0(2)
Judith Berry........................................  100,000           0
Lisa S. Faulk.......................................   70,000           0
Randall A. Myres....................................   35,000           0

------------------------

(1) The fiscal year-end value of "in-the-money" stock options and SARs granted in tandem with such options represents the difference or a portion of the difference between the exercise price of such options and SARs, respectively, and the fair market value of American Residential's common stock as of December 31, 2000. The fair market value of American Residential's common stock on December 31, 2000 was $2.1875 per share, the closing price of the common stock reported on the New York Stock Exchange on such date. None of the options or SARs held by the Named Executive Officers were "in the-money" on December 31, 2000.

(2) Includes options to purchase shares of common stock and SARs granted in tandem with certain options. The SARs are for 35% of the difference between the fair market value of the common stock at the time the related option is exercised and the exercise price, up to a maximum of $20 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS


    The Manager has entered into Employment and Non-Competition Agreements with Mr. Robbins and Mr. Fuller effective as of February 11, 1997 (the "Employment Agreements"). The Employment Agreements are for a term of five years, commencing on February 11, 1997, and provide for a minimum monthly base salary of not less than $25,000 in the case of Mr. Robbins and $20,833 in the case of Mr. Fuller. The Employment Agreements also provide for one year's salary to be paid upon termination of either of such employees without cause. Bonus payments in 2000 and 2001 will be at the discretion of the board of directors of the Manager. Subsequent to 1998, the Employment Agreements provide for payment of a bonus of up to 100% of base salary if certain financial targets and objectives are achieved. The annual base compensation for Mr. Robbins and Mr. Fuller was subsequently increased to $395,200 and $297,822, respectively.


    The Manager has also entered into an Employment and Non-Competition Agreement with Ms. Berry effective as of June 14, 1999 (the "CFO Agreement"). The CFO Agreement is for 30 months, commencing on June 14, 1999, and provides for a minimum monthly base salary of not less than $18,750. The CFO Agreement also provides for one year's salary to be paid upon termination of Ms. Berry's employment without cause. A minimum assured bonus payment of $112,500 was paid to Ms. Berry for 2000. Subsequent to 2000, the CFO Agreement provides for a payment of a bonus of up to 100% of base salary if certain financial targets and objectives are achieved. American Residential has entered into an agreement with Ms. Berry, whereby all financial obligations of the Manager, related to Ms. Berry's compensation, are guaranteed by American Residential. If the Manager fails to pay any agreed upon salary or bonus to Ms. Berry, American Residential will be obligated to make the payments.

    Mr. Robbins and Mr. Fuller each purchased stock of the Manager which is subject to repurchase by the Manager in the event the executive officer terminates his employment with American Residential and the Manager. See "Certain Relationships and Related Transactions."

    The Manager has also entered into letter agreements with Ms. Faulk and Mr. Myres, which provide for annual base compensation of $125,000 each. The annual base compensation for Ms. Faulk was subsequently increased to $160,000. In addition, the agreements provide for bonus payments after 1998 of up to 75% of Ms. Faulk's and Mr. Myres' base salaries if certain financial targets and objectives are achieved.

    All options and SARs granted to date pursuant to American Residential's 1997 Stock Incentive Plan and American Residential's 1997 Stock Option Plan contain provisions pursuant to which unvested portions of outstanding options become fully vested upon a change of control in American Residential, as defined under the relevant plan.

    Each of the officers of the Manager has modified his Employment Agreement with the Manager, which allowed each such person to become an employee of American Residential. The Manager reimburses American Residential on a dollar for dollar basis for the actual cost to American Residential of paying the base salaries of such officers.

COMPENSATION OF DIRECTORS

    Each independent director of American Residential will be paid annual compensation of $15,000 with an additional $1,000 paid for attendance at a regularly scheduled Board meeting and $500 for attendance at a special or committee meeting. All directors will be reimbursed for any expenses related to attendance at meetings of the Board or committees of the Board. In addition to cash compensation, each non-employee director of American Residential, except Mr. De Leeuw, receives an initial grant of options to purchase 7,500 shares of the common stock of American Residential at the time he begins service as a director. The initial grant is at fair market value and will vest over a three-year period (one-third every twelve months). Thereafter, following the annual meeting of stockholders, American Residential anticipates making annual grants to each non-employee director, except Mr. De Leeuw, of options to purchase 7,500 shares of American Residential's common stock which will vest after one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No officer, former officer or employee of American Residential has participated in deliberations by the Compensation Committee concerning executive officer compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following transactions were concluded in connection with the formation of American Residential and involve American Residential, the Manager and certain executive officers, directors and affiliates of American Residential and the Manager. Because of the relationships between the parties to each transaction, there can be no assurance that transactions described below were on terms as favorable to American Residential as could have been obtained from unaffiliated third parties.

    American Residential and the Manager entered into a Management Agreement pursuant to which American Residential pays base Management fees and incentive compensation to the Manager.

American Residential entered into a Management Agreement with the Manager for an initial term of two years beginning February 11, 1997. The Management Agreement is renewed automatically for successive one year periods unless a notice of non-renewal is timely delivered by American Residential. In 2000, the Manager accrued approximately $3.9 million in fees pursuant to the Management Agreement. The executive officers and certain directors of American Residential are also executive officers and directors of the Manager. For a detailed description of the Management Agreement see information set forth under the caption "Business--The Management Agreement" in American Residential's Annual Report provided with this Proxy Statement.

    The shares of the Manager's common stock held by Mr. Robbins and Mr. Fuller are subject to a right of repurchase by the Manager which lapses after the earlier of February 11, 2002, and the closing of a public offering by American Residential which generates proceeds to American Residential, which, when aggregated with the proceeds of all other public offerings, equals $150 million or more. The purchase price for the shares of the Manager's common stock in the event of a repurchase shall be (i) equal to the book value of the securities in the event that the executive officer's employment is terminated without cause or in the event that the executive officer resigns for good cause, (ii) fair market value of the securities in the case of death, and (iii) a nominal amount in all other circumstances.

    The Manager and MDC Management Company II, L.P. ("MDC"), an affiliate of McCown De Leeuw & Co., have entered into an advisory services agreement pursuant to which MDC will provide financial and management services to the Manager. Under the terms of the advisory services agreement, the Manager has accrued an initial fee obligation of $500,000 with an additional accrued annual fee of $250,000 to be paid to MDC. The initial fee will be paid only after the Manager has retired certain debt and preferred equity obligations.

    American Residential has entered into employment agreements with certain of its executive officers. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." American Residential has also entered into an Indemnification Agreement with certain of its directors, officers and other key personnel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires American Residential's executive officers, directors and persons who beneficially own more than 10% of American Residential's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish American Residential with copies of all Section 16(a) forms filed by such persons.

    Based solely on American Residential's review of such forms furnished to American Residential and written representations from certain reporting persons, American Residential believes that all filing requirements applicable to American Residential's executive officers, directors and more than 10% stockholders were complied with, except that H. James Brown, Ray McKewon, Richard T. Pratt and Mark J. Riedy were late with respect to filing one report.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee is comprised of three non-management directors of the Board. No member of the Committee has been an executive officer or employee of American Residential since American Residential commenced operations on February 11, 1997. One member, Mr. De Leeuw, is also a director of the Manager.


    The Compensation Committee is responsible for reviewing the annual base and incentive compensation for executive officers and setting and administering the policies governing equity compensation of executive officers. Aggregate compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Compensation Committee also evaluates the performance of management.



    Compensation of American Residential's executive officers consists primarily of base salary, bonuses based upon each executive officer's performance and longer term equity incentives. Prior to American Residential's initial public offering in October 1997 (the "IPO"), all compensation matters were determined in the sole discretion of the Manager and base salaries were paid by the Manager. Subsequent to the IPO, although American Residential pays the base salaries of the executive officers, it is reimbursed quarterly by the Manager for all costs incurred with respect to such payments. Accordingly, all salary levels for executive officers are determined by the board of directors of the Manager, rather than the Compensation Committee. In addition, all annual incentive bonus amounts prior to January 1, 1999 were paid by the Manager and accordingly were determined by the Manager's board of directors. Annual incentive bonus amounts paid after January 1, 1999 were paid by American Residential and reimbursed quarterly by the Manager, and as such were determined by the Manager's board of directors. Subsequent to the IPO, the Committee has determined and will continue to determine the levels of stock option grants to be made to executive officers under the 1997 Stock Option Plan.


BASE SALARIES.

    The CEO's and President's annual base salaries were originally set pursuant to the terms of at-will employment agreements negotiated with investors at the time of American Residential's initial organization in February 1997. Each other executive officer's base salary was originally negotiated at the time the executive officer was hired. See "EXECUTIVE COMPENSATION AND OTHER MATTERS--Employment Contracts and Termination of Employment and Change in Control Arrangements."

BONUSES.

    Pursuant to the agreements between the Manager and each of the executive officers, the board of directors of the Manager has established an incentive compensation program for executive officers. This program permits the board of directors of the Manager to award cash bonuses annually to executive officers. Bonus payments in 2000 were at the discretion of the Manager.

EQUITY COMPENSATION.

    It is the policy of the Compensation Committee that a significant portion of the annual compensation of each executive officer be contingent upon the performance of American Residential. The Committee also believes that employee equity ownership provides a major incentive to employees in building stockholder value and serves to align the interests of employees with stockholders.

    Like base salary, the level of options to purchase American Residential's stock granted to each executive officer at the time of his or her employment and at the time of the IPO were negotiated at the time each executive officer was initially employed by the Manager pursuant to an employment agreement. After American Residential's IPO, the Committee compared the stock ownership and options held by each executive officer with equity positions held by executive officers of similarly sized companies in similar industries.

CHIEF EXECUTIVE OFFICER COMPENSATION.

    The compensation of the Chief Executive Officer is based upon the same criteria outlined above for the executive officers of American Residential. Mr. Robbins received no bonus payment with respect to 2000.

                                          THE COMPENSATION COMMITTEE
                                          David E. De Leeuw
                                          Richard T. Pratt
                                          Mark J. Riedy

                         REPORT OF THE AUDIT COMMITTEE

    The following is the report of the Audit Committee with respect to American Residential's audited financial statements for the fiscal year ended
December 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that American Residential specifically incorporates it by reference in such filing.

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. KPMG LLP, American Residential's independent accountants, is responsible for expressing an opinion as to the conformity of American Residential's audited financial statements with generally accepted accounting principles.

    The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board on June 14, 2000, as amended March 27, 2001, a copy of which is attached as Appendix "A" to this Proxy Statement. The Audit Committee consists of three directors each of whom, in the judgment of the Board, qualifies as an "independent" Director under the current listing standards of The New York Stock Exchange. During the fiscal year ended December 31, 2000, the Audit Committee held one meeting.

    The Audit Committee has reviewed and discussed American Residential's audited financial statements with management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of American Residential's financial statements. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard
No. 1 (which relates to the accountant's independence from American Residential and its related entities) and has discussed with KPMG LLP their independence from American Residential.

    Based on the review and discussions referred to above, the Audit Committee recommended to American Residential's Board that American Residential's audited financial statements be included in American Residential's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          AUDIT COMMITTEE
                                          H. James Brown
                                          David E. DeLeeuw
                                          Ray McKewon

                         PRINCIPAL ACCOUNTING FIRM FEES

    The following table sets forth the aggregate fees billed to American Residential for the fiscal year ended December 31, 2000 by American Residential's principal accounting firm, KPMG LLP.

Audit Fees..................................................  $ 99,000(1)
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $ 35,000(2)
                                                              --------
Total Fees..................................................  $134,000

------------------------

(1) Includes fees for professional services rendered for the audit of American Residential's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in American Residential's quarterly reports on Form 10-Q for the first three quarters of fiscal 2000.

(2) Includes fees for other professional services rendered in fiscal 2000, including professional services in connection with tax preparation, tax consultation, statutory filings, and the review of American Residential's operations and other consulting services.

    The Audit Committee considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence with American Residential.

                        COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing changes in the cumulative total return on American Residential's common stock, a broad market index (the "S&P-500 Index") and a peer group industry index ("Peer Group Index") for the period commencing on October 28, 1997, the date the common stock commenced trading on the New York Stock Exchange, and ending on December 31, 2000.

      COMPARISON OF CUMULATIVE TOTAL RETURN FROM OCTOBER 28, 1997 THROUGH
                              DECEMBER 31, 2000(1)
AMERICAN RESIDENTIAL INVESTMENT TRUST, INC., PEER GROUP INDEX (2), S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      10/28/97  12/31/97  12/31/98  12/31/99  12/31/00
American Residential       100     79.17     36.67     47.77        16
Peer Group Index           100     90.52     43.77     40.63     49.84
S&P-500 Index              100    105.27    133.34    159.38    143.22

                                     10/28/97   12/31/97   12/31/98   12/31/99   12/31/00
                                     --------   --------   --------   --------   --------
American Residential...............   100.00      79.17      36.67      47.77      16.00
Peer Group Index...................   100.00      90.52      43.77      40.63      49.84
S&P-500 Index......................   100.00     105.27     133.34     159.38     143.22

------------------------
(1) Assumes that $100.00 was invested on October 28, 1997 in American Residential's common stock at a price per share equal to $15.00 and each index and that all dividends were reinvested. Dividends have been declared on American Residential's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2) The self determined Peer Group Index is comprised of the following companies: NovaStar Financial, Inc.; Impac Mortgage Holdings, Inc.; Annaly Mortgage Management, Inc.; Redwood Trust, Inc.; Dynex Capital, Inc.; Capstead Mortgage Corp.; and Thornburg Mortgage, Inc. These are publicly traded companies that are predominantly in the residential mortgage REIT business. Prior to January 1, 2000 the peer group included IndyMac Bancorp, Inc. (formerly IndyMac Mortgage Holdings, Inc.). Effective January 1, 2000 IndyMac Bancorp, Inc. relinquished its REIT status and has subsequently been removed from the peer group index for the fiscal year ended December 31, 2000.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    American Residential has a classified Board of Directors currently consisting of two Class I directors (H. James Brown and Ray McKewon), two
Class II directors (David E. De Leeuw and Richard T. Pratt), and three
Class III directors (John M. Robbins, Jay M. Fuller and Mark J. Riedy), who will serve until the Annual Meetings of Stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. Information regarding each Director is set forth in the Section captioned "GENERAL INFORMATION--Directors."

    Management's nominees for election at the Annual Meeting of Stockholders to fill the Class I positions on the Board of Directors are H. James Brown and Ray McKewon. If elected, the nominees will serve as directors until American Residential's Annual Meeting of Stockholders in 2004, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    If a quorum is present, either in person or by proxy, the two nominees for the positions as Class I directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

    American Residential has an advanced notice provision in its Bylaws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to American Residential's Secretary. In order to be timely, a stockholder proposal for next year's Annual Meeting of Stockholders must be received at American Residential's offices at 445 Marine View Avenue, Suite 230, Del Mar, California 92014 between March 9 and April 8, 2002.


    Stockholder proposals to be included in American Residential's Proxy Statement for next year's Annual Meeting of Stockholders must be received by American Residential by January 4, 2002 and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a-8 of the Exchange Act.


                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          CLAY STRITTMATTER
                                          SECRETARY

April 30, 2001

                                   APPENDIX A
                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                     CHARTER OF THE AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS

I.  STATEMENT OF POLICY

    This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of American Residential Investment
Trust, Inc. (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to the committee, (ii) the Company's policies regarding its finance and accounting controls, legal compliance and ethics and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Company's policies for financial reporting process and internal control systems.

    - Review and appraise the audit efforts and independence of the Company's auditors.

    - Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

    - is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

    - is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

    - has not been a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Company or directly has a business relationship with the Company unless the Board of Directors determine in their business judgment that the relationship does not interfere with the directors exercise of independent judgment; and

    - is not an executive of another entity on whose Compensation Committee any of the Company's current executives serves.

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

    The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.  MEETINGS

    The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee may elect on a quarterly basis to meet or discuss with the independent auditors and management the Company's financial statements consistent with Section IV.A.5. below.

IV.  PROCESSES

    To fulfill its responsibilities and duties the Committee shall:

    A.  DOCUMENTS/REPORTS TO REVIEW

       1. Review and reassess the Charter's adequacy periodically, as conditions dictate.

       2. Review the organization's annual audited financial statements and any reports or other financial information given the committee.

       3. Review the regular Management Letter to management prepared by the independent auditors and management's response.

       4. Review related party transactions for potential conflicts of interests.

       5. Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's
           Form 10-Ks and Form 10-Qs. These meetings should include a discussion of the independent auditors' judgment, quality of the Company's accounting and any uncorrected misstatements as a result of the auditors' quarterly review.

       6. Based on the review and discussions referred to in Sections IV.A.2, IV.A.5 and IV.B.2, determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

       7. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

       8. Review the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    B.  INDEPENDENT AUDITORS

       1. Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.

       2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

       3. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

       4. Select and review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

       5. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

       6. Reaffirm that the independent auditors are ultimately accountable to the Board of Directors and to the Committee.

    C.  FINANCIAL REPORTING PROCESSES

       1. In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

       2. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

       3. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

    D.  PROCESS IMPROVEMENT

       1. Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

       2. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

       3. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

       4. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

       5. Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies for cash and short-term investments.

    E.  ETHICAL AND LEGAL COMPLIANCE

       1. Review whether management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

       2. Review whether management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public, satisfy legal requirements.

       3. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

       4. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

       5. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

       6. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

PROXY

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints John Robbins and Jay Fuller, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of American Residential Investment Trust, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the San Diego Marriott Hotel, La Jolla, California on Thursday, June 7, 2001 at 10:00 a.m., and at any adjournment thereof (i) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

A vote FOR the following proposals is recommended by the Board of Directors:

1.   ELECTION OF DIRECTORS
                                              FOR   WITHHELD
     Nominee:  H. James Brown                 / /     / /
                                              FOR   WITHHELD
     Nominee:  Ray McKewon                    / /     / /

                           Even if you are planning to attend the meeting in person, you are urged to sign and mail this Proxy in the return envelope so that your stock may be represented at the meeting.

                           Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their title. Please date this Proxy.


Signature(s)                                  Date
             -------------------------------      ------------------------------

             -------------------------------